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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         THE PEPSI BOTTLING GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  13-4038356
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

            One Pepsi Way
              Somers, NY                                   10589
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. |x|                                   box. |_|

Securities Act registration statement file number to which this
form relates:                                                      333-70291
                                                                   ---------
                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class               Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
          -------------------               ------------------------------
     Common Stock, Par Value $0.01             New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of Class)
                                ----------------
                                      None.

Item 1: Description of Registrant's Securities to be Registered

      The description under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" relating to the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-70291) filed with the Securities and Exchange Commission on January 8, 1999, as amended, and the description under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" relating to the Common Stock in the Registrant's final Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2: Exhibits

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     The Pepsi Bottling Group, Inc.


                                     By: /s/ Pamela C. McGuire
                                         ---------------------------------------
                                     Name: Pamela C. McGuire
                                     Title: Senior Vice President, General
                                            Counsel and Secretary

Date: March 16, 1999

                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                  212-450-4000
                                FAX: 212-450-4800

                              WRITER'S DIRECT DIAL:
                                  212-450-4890

                                                         March 16, 1999

Re:   The Pepsi Bottling Group, Inc. (the "Company")
      Registration Statement on Form 8-A

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

      On behalf of the Company, we are submitting via EDGAR a registration statement on Form 8-A pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to the Company's Common Stock, $0.01 par value per share (the "Registration Statement").

      On January 8, 1999 the Company filed a Registration Statement on Form S-1 (Registration No. 333-70291) (the "S-1"), which is being reviewed by H. Christopher Owings, to register under the Securities Act of 1933, as amended, the initial public offering of up to 115,000,000 shares of its Common Stock. On February 26, 1999 the Company filed Amendment No. 1 to the S-1, and on March 11, 1999 the Company filed Amendment No. 2 to the S-1.

      The Company has also filed an application to cause the Common Stock to be listed on the New York Stock Exchange (the "NYSE"). Pursuant to General Instruction D to Form 8-A and the rules of the NYSE, an executed copy of the Registration Statement has been submitted for simultaneous filing with the NYSE.

      On behalf of the Company and pursuant to Section 12(d) and Rule 12d1-2 of the 1934 Act, we respectfully request that the Registration Statement become effective simultaneously with the effectiveness of the S-1.

Securities and Exchange Commission      2                         March 16, 1999


      We would appreciate your advising the undersigned at (212) 450-4890 or Tracy Kimmel of this firm at (212) 450-4675 whether the staff has questions or comments with respect to the Registration Statement.

                                          Very truly yours,


                                          /s/ Winthrop B. Conrad, Jr.
                                          Winthrop B. Conrad, Jr.

cc: David C. Lee